Exhibit 11

                              AGEMARK CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                      Year Ended                            Year Ended
                                                                   September 30, 1999                   September 30, 1998
                                                                          Days     Weighted                      Days       Weighted
                                                             Shares    Outstanding  Average       Shares      Outstanding   Average
                                                         ---------------------------------------------------------------------------
Common shares actually outstanding, beginning of period     1,000,000     365      1,000,000            200      364           199

Shares cancelled, September 29, 1998                                                                   (200)

Issuance of  shares to partnerships                                                               1,000,000        1         2,740
                                                         ---------------------------------------------------------------------------
Common shares actually outstanding, end of period           1,000,000     365      1,000,000      1,000,000      365         2,939
                                                         ---------------------------------------------------------------------------

(1)  There were no other common shares that were issuable that would have affected the weighted average shares outstanding.